Exhibit 10.20

RESTRICTED UNIT AWARD AGREEMENT

This RESTRICTED UNIT AWARD Agreement (this “Agreement”) is executed and agreed to as of March 17, 2015 (the “Effective Date”), by and between ZAIS GROUP PARENT, LLC a Delaware limited liability company (the “Company”), and (the “Grantee”). Capitalized terms used in this Agreement but not defined in the body hereof have the meanings assigned to them in the Amended and Restated Limited Liability Company Agreement of the Company dated as of March 17, 2015 as amended, supplemented and restated from time to time, the “LLC Agreement”), unless the context clearly requires otherwise.

WHEREAS, the LLC Agreement authorizes the issuance by the Company of Class B Units to employees and service providers of the Company and its Subsidiaries, including Zais Group, LLC (the “Employer”);

WHEREAS, the Grantee is currently employed by the Employer; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and the LLC Agreement, the Company desires to issue to the Grantee on the terms and conditions set forth herein, and the Grantee desires to accept on such terms and conditions, the number of Class B Units specified herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein and other good and valuable consideration, the Company and the Grantee agree as follows:

1. Issuance of Units. The total number of Class B Units that the Company hereby issues to the Grantee effective as of the Effective Date is which shall be divided into the following subclasses as follows:

_____ Class B-0 Units

_____ Class B-1 Units

_____ Class B-2 Units

_____ Class B-3 Units

_____ Class B-4 Units

The Class B Units issued by the Company to the Grantee pursuant hereto are referred to herein as the “Awarded Units.” Each subclass of Class B Units is subject to the separate vesting requirements as set forth in Section 4 below.

2. Terms of Issuance.

(a) The Grantee acknowledges and agrees that no provision contained in this Agreement shall entitle the Grantee to remain an employee or service provider of, or otherwise be affiliated with, the Employer, the Company or any of their respective Affiliates for any particular period of time.

(b) The Grantee acknowledges and agrees that the Grantee’s execution of this Agreement evidences the Grantee’s intention to be bound by the terms of the LLC Agreement, in addition to the terms of this Agreement. The Grantee further acknowledges and agrees that the Awarded Units are subject to all of the terms and restrictions applicable to Class B Units as set forth in the LLC Agreement and in this Agreement. On or prior to the Effective Date, the Grantee has executed a counterpart signature page to the LLC Agreement.

(c) The Grantee acknowledges and agrees as a condition of receiving the Awarded Units not to make an election under Section 83(b) of the Code, and that an Awarded Unit will become taxable to the Grantee once it is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the Treasury regulations thereunder The Grantee acknowledges sole and exclusive responsibility to pay all taxes with respect to the Awarded Units.

3. Unvested Class B Units. All of the Awarded Units issued pursuant to this Agreement shall initially be Unvested Class B Units under the LLC Agreement, shall be subject to all of the restrictions on Unvested Class B Units (as well as on Class B Units, in general) under the LLC Agreement, and shall carry only such rights as are conferred on Unvested Class B Units under the LLC Agreement. The Grantee shall not be entitled to receive any distributions from the Company with respect to any Unvested Class B Units at any time. Unvested Awarded Units will become Vested Awarded Units (as defined below) in accordance with the provisions of Section 4 of this Agreement.

4. Vesting and Forfeiture of Awarded Units.

(a) Vesting of Class B-0 Units. Unvested Class B-0 Units will become Vested Class B-0 Units under the LLC Agreement so long as the Grantee remains continuously employed by the Employer, the Company or one of their respective Subsidiaries or Affiliates (each a “Subject Entity”) from the Effective Date until the second anniversary of the Effective Date.

(b) Vesting of Class B-1, B-2, B-3 and B-4 Units. Unvested Class B-1 Units, Unvested Class B-2 Units, Unvested Class B-3 Units and Unvested Class B-4 Unit will become Vested Class B Units under the LLC Agreement one-third upon the occurrence of the Value Determination Event associated with such subclass of Class B Unit, one-third upon the first anniversary of the occurrence of such Value Determination Event and one-third upon the second anniversary of the occurrence of such Value Determination Event, so long as the Grantee remains continuously employed by a Subject Entity until such date, provided, however, that such requirement of continuous employment shall be waived in the event of the Grantee’s death, and may be waived by the Managing Member of ZAIS Group, LLC in his sole discretion in the event of the Grantee’s disability or termination of employment by a Subject Entity without cause prior to such date.

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(c) Effect of a Change of Control. In the event that a Change of Control occurs during the Additional Unit Period, then (i) notwithstanding the terms of Section 4(a) the Grantee shall be deemed to have satisfied the vesting requirement for Unvested Class B-0 Units if the Grantee remains continuously employed by a Subject Entity from the Effective Date through the date of the Change of Control, and (ii) any Unvested Class B Unit described in Section 4(b) shall be automatically vested if a Value Determination Date has occurred with respect to any such Unvested Class B Unit and the continued employment requirement under Section 4(b) shall be deemed met as of the date of the Change of Control.

(d) Upon the termination of the Grantee’s employment with a Subject Entity for Cause (as defined in the policies and procedures of such Subject Entity), all Awarded Units (whether Vested Class B Units or Unvested Class B Units) will be immediately forfeited to the Company for no consideration and be null and void. Upon the termination of Grantee’s employment with the Employer for any other reason, any Unvested Class B Units will be immediately forfeited to the Company for no consideration and be null and void and all Vested Awarded Units will remain outstanding subject to Sections 5 and 6.

(e) After the termination of the Additional Unit Period, if one or more Value Determination Events has not occurred during such period, the sub-class of Class B Units associated with such Value Determination Event shall be automatically cancelled and the Grantee shall have no rights or benefits with respect to such Class B Units.

5. Repurchase of Awarded Units. If the Grantee ceases to be employed by a Subject Entity for any reason other than Cause, then, for a period of 90 days beginning six months after the date of such termination (the “Trigger Date”), the Company shall have the right (but not the obligation) to repurchase, in accordance with Section 6 below, any or all of the Vested Class B Units held by the Grantee on the date of such termination of employment at the Purchase Price (as defined in Section 6(a) below] of such Vested Class B Units as of the Trigger Date.

6. Procedure for Repurchase of Vested Awarded Units.

(a) In order to exercise the Company’s right to repurchase any Vested Class B Units that are subject to repurchase pursuant to Section 5 (the “Subject Units”), the Company shall deliver written notice (a “Repurchase Notice”) to the Grantee, the Grantee’s legal representative or guardian, or the executor of the Grantee’s estate, as applicable (the “Holder”) no later than the 90-day period after the Trigger Date. The Repurchase Notice shall identify the Subject Units and set forth the fair market value, as determined by an independent valuation firm selected by the Managing Member, of the Subject Units that are Vested Awarded Units determined as of the Trigger Date (the “Purchase Price”).

(b) The closing of the repurchase of the Subject Units shall occur as promptly as practicable after the Company’s delivery of a Repurchase Notice. The Purchase Price for the Subject Units, if any, payable by the Company shall be made in cash in the form of a Company check payable to the Holder; or a wire transfer of immediately available funds to an account designated by the Holder. Upon the closing of the repurchase of the Subject Units, the Subject Units shall automatically be cancelled without further action by the Company, the Holder or any other Person.

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(c) The Holder shall execute and deliver all documentation and agreements reasonably requested by the Company to reflect a repurchase of the Subject Units pursuant to this Agreement, but neither the failure of the Holder to execute or deliver any such documentation nor the failure of the Holder to deposit the Company’s check or accept the Company’s wire transfer shall affect the validity of a repurchase of the Subject Units pursuant to this Agreement.

(d) In connection with any repurchase of the Subject Units hereunder, the Holder shall only be required to make customary representations and warranties concerning (i) such Holder’s valid title to and ownership of the Subject Units, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such Holder’s authority, power and right to enter into and consummate the sale of the Subject Units, (iii) the absence of any violation, default or acceleration of any agreement to which such Holder is subject or by which its assets are bound as a result of the agreement to sell and the sale of the Subject Units, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such Holder in connection with the sale of the Subject Units.

(e) Notwithstanding any other provision in this Agreement, if the Grantee’s employment with a Subject Entity terminates for any reason other than for Cause and within nine months after such termination it is determined that Cause exists or existed at any time on, or prior to, such termination, then (i) to the extent the Company has not previously repurchased Awarded Units, such units will be immediately forfeited to the Company for no consideration and be null and void and (ii) to the extent that the Company has previously repurchased any Awarded Units pursuant to this Section 6, the consideration for such Awarded Units previously paid by the Company shall be returned by such Holder to the Company.]

7. Representations and Warranties of the Grantee and the Company.

(a) The Grantee represents and warrants to the Company as follows:

(i) This Agreement and the LLC Agreement constitute legal, valid and binding obligations of the Grantee, enforceable against the Grantee in accordance with their respective terms, and that the execution, delivery and performance of this Agreement and the LLC Agreement by the Grantee do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or by which the Grantee is bound or any judgment, order or decree to which the Grantee is subject.

(ii) The Grantee has received all the information the Grantee considers necessary in connection with the Grantee’s execution of this Agreement and the LLC Agreement, the Grantee has had an adequate opportunity to ask questions and receive answers from the Company and the Grantee’s independent counsel regarding the terms, conditions and limitations set forth in this Agreement and the LLC Agreement and the business, properties, prospects and financial condition of the Company and its Subsidiaries and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Grantee or to which the Grantee had access.

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(iii) The Grantee understands that the Awarded Units are not registered under the Securities Act on the ground that the grant provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof or pursuant to Rule 701 promulgated thereunder and cannot be disposed of unless (x) they are subsequently registered or exempted from registration under the Securities Act and (y) such disposition is permitted under this Agreement and the LLC Agreement.

(iv) Neither the Company nor any of its Affiliates nor any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) has provided any tax or legal advice to the Grantee regarding this Agreement and the Grantee has had an opportunity to receive sufficient tax and legal advice from advisors of the Grantee’s own choosing such that the Grantee is entering into this Agreement with full understanding of the tax and legal implications thereof.

(v) The representations and warranties of the Grantee set forth in this Agreement and in the LLC Agreement are true and correct.

(b) The Company represents and warrants to the Grantee that this Agreement and the LLC Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and that the execution, delivery and performance of this Agreement and the LLC Agreement by the Company do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or by which the Company is bound or any judgment, order or decree to which the Company is subject.

8. General Provisions.

(a) Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be given in accordance with the terms set forth in the LLC Agreement.

(b) Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(c) Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Grantee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

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(d) Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) Entire Agreement. This Agreement and the LLC Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. To the extent of any conflict between the provisions of this Agreement and the provisions of the LLC Agreement, the provisions of this Agreement shall control.

(f) Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

(g) Gender and Plurals. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(h) Successors and Permitted Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by and against the Grantee and the Company and their successors, permitted assigns and representatives and in the case of the Grantee, his or her estate, legal representatives and guardian. The rights and obligations of the Grantee under this Agreement shall not be assignable.

(i) Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto and the estate, legal representative or guardian of any individual party hereto, any rights or remedies under or by reason of this Agreement.

(j) Headings; References; Interpretation. All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and shall be deemed to have the meaning “and/or”. Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

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(k) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(l) Applicable Law; Venue; Waiver of Jury Trial. All claims, demands, causes of action, disputes, controversies or other matters in question arising out of this Agreement are subject to the provisions set forth in Section 13.7 of the LLC Agreement, as such provisions may from time to time be amended, and such provisions are hereby incorporated by reference as if fully set forth herein and the parties to this Agreement agree to be bound by such provisions.

(m) Taxes. The Grantee shall be required to pay to the Company or any of its Subsidiaries or Affiliates, and the Company or any of its Subsidiaries or Affiliates shall have the right and is hereby authorized to withhold, from any cash, Class B Units, other securities or other property deliverable under this Agreement or from any compensation or other amounts owing to the Grantee, the amount (in cash, Class B Units, other securities or other property) of any required withholding taxes in respect of the Awarded Units and to take such other action as may be necessary in the Company’s opinion to satisfy all obligations for the payment of such withholding and taxes. The Company may, in its sole discretion, permit the Grantee to satisfy, in whole or in part, the foregoing withholding liability by having the Company withhold Class B Vested Units with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(n) Specific Performance. The Grantee and the Company acknowledge and agree that a breach of this Agreement by the Grantee would cause irreparable harm to the Company and its Subsidiaries, and that the damages relating to any such breach may be difficult to calculate. As such, the Company shall be entitled to pursue specific performance and other equitable relief, including an injunction to prevent a breach of this Agreement, including with respect to the enforcement of the subject matter contained in Sections 5 and 6. The remedies described in this paragraph shall not be deemed to be the exclusive remedies available to the Company for a breach by the Grantee of this Agreement, but shall be in addition to all other remedies available at law or equity.

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(o) Spousal Provisions.

(i) If the Grantee is married on the Effective Date, then the Grantee shall cause his or her spouse to execute a spousal consent in the form set forth on the signature page hereto (the “Spousal Consent”) to evidence such spouse’s agreement and consent to be bound by the terms and conditions of this Agreement and the LLC Agreement as to such spouse’s interest, whether as community property or otherwise, if any, in the Awarded Units held by the Grantee. Notwithstanding the execution and delivery thereof, such Spousal Consent shall not be deemed to confer or convey to such spouse any rights in the Grantee’s Awarded Units that do not otherwise exist by operation of law or by agreement of the parties. If the Grantee should marry or remarry subsequent to the Effective Date, the Grantee shall, within 30 days thereafter, obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement and the LLC Agreement by causing such spouse to execute and deliver a Spousal Consent. If any spouse of the Grantee fails to execute the Spousal Consent as required hereunder, until such time as the Spousal Consent is duly executed by such spouse, the Grantee’s economic rights associated with the Awarded Units will be suspended and not subject to recovery.

(ii) In the event of a property settlement or separation agreement between the Grantee and his or her spouse, to the extent any interest in or with respect to the Awarded Units is assigned to the Grantee’s spouse or former spouse, the Grantee will use his or her best efforts to assign to such spouse or former spouse only the right to share in profits and losses, to receive distributions, and to receive allocations of income, gain, loss, deduction or credit or similar item to which the Grantee was entitled with respect to the Awarded Units.

(iii) If a spouse or former spouse of the Grantee acquires all or a portion of the Awarded Units held by the Grantee as a result of any property settlement or separation agreement, such spouse or former spouse hereby grants an irrevocable power of attorney (which will be coupled with an interest) to the Grantee to give or withhold such approval as the Grantee will himself or herself approve with respect to such matter and without the necessity of the taking of any action by any such spouse or former spouse. Such power of attorney will not be affected by the subsequent disability or incapacity of the spouse or former spouse granting such power of attorney. Furthermore, such spouse or former spouse agrees that the Company will have the option at any time to purchase all or any portion of the Awarded Units, if any, acquired by such spouse or former spouse at fair market value, as determined as set forth in Section 6(a) of this Agreement, as of a date within 10 days prior to the date of purchase.

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Unit Award Agreement as of the date first written above.

ZAIS GROUP PARENT, LLC

By:
Name:
Title:

GRANTEE

Printed Name:

SPOUSAL CONSENT

The Grantee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and the LLC Agreement and their binding effect upon any marital or community property interests he or she may now or hereafter own, and agrees that the termination of his or her and the Grantee’s marital relationship for any reason shall not have the effect of removing any Awarded Units otherwise subject to this Agreement from coverage hereunder and that his or her awareness, understanding, consent and agreement are evidenced by his or her signature below.

SPOUSE

Printed Name: